UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 2, 2014

ARCTIC CAT INC.

(Exact name of Registrant as Specified in its Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

505 Hwy 169 North, Suite 1000 Plymouth, Minnesota	55441
(Address of Principal Executive Offices)	(Zip Code)

(763) 354-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

Arctic Cat Inc., a Minnesota corporation (“Arctic Cat” or the “Company”), is filing this Current Report on Form 8-K to describe the material terms of its common stock under Minnesota corporate law, Arctic Cat’s Restated Articles of Incorporation, as most recently amended August 8, 2014 (the “Articles”), and Arctic Cat’s Amended and Restated Bylaws, as most recently amended August 8, 2014 (the “Bylaws”). The following description updates the description of Arctic Cat’s capital stock set forth in its Registration Statement on Form 8-A, filed with the Securities and Exchange Commission (the “SEC”) on May 21, 1990, including any amendments or reports filed prior to the date hereof for the purpose of updating such description. The description is not complete and is qualified in its entirety by reference to the Articles and Bylaws, as filed with the SEC, and the applicable provisions of the Minnesota Business Corporations Act (the “MBCA”).

Description of Capital Stock

Arctic Cat may issue, from time to time, shares of its common stock, par value $0.01 per share (the “common stock”) and shares of preferred stock, par value $1.00 per share (the “preferred stock”), in one or more series, the general terms and provisions of which are summarized below.

Authorized Shares

Arctic Cat is authorized to issue up to 45,000,000 shares of common stock and up to 2,500,000 shares of preferred stock. As of October 31, 2014, the Company had 12,935,158 shares of common stock issued and outstanding and authorized 450,000 shares of preferred stock designated Series B Junior Participating Preferred in connection with the Company’s previous shareholder rights plan. Arctic Cat’s Board of Directors (the “Board”) may determine voting, conversion, dividend and redemption rights and other rights and preferences of each series of preferred stock. No shares of preferred stock are outstanding.

Dividend Rights

Subject to the rights of holders of any preferred stock outstanding, holders of common stock are entitled to receive dividends when, as, and if declared by the Board out of funds that are legally available for the declaration of dividends.

Voting Rights

Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Each holder of common stock is entitled to one vote per share, and voting rights are noncumulative. Except as specifically required otherwise under Minnesota law, the Articles or the Bylaws, all matters submitted to Company shareholders are decided by a majority vote of the shares entitled to vote and represented at the meeting at which there is a quorum, except for the election of directors, which is decided by a majority of votes cast in uncontested elections and by a plurality vote when the number of nominees exceeds the number of directors to be elected.

Classification of Board

The Board is divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. Except as provided in the Articles, each director is elected by the shareholders to hold office for a term expiring at the third succeeding regular meeting of shareholders following the regular meeting at which such director was elected.

Liquidation and Dissolution Rights

In the event of the Company’s voluntary or involuntary liquidation, dissolution or winding up, subject to the rights of any preferred stock holders, the holders of common stock will be entitled to share pro rata, in accordance with their respective share ownership, in any of the Company’s net assets available for distribution after the payment in full by the Company of all debts and distributions.

Other Rights

Holders of shares of common stock are not entitled to preemptive rights. The Board may establish classes or series of shares and may fix the rights and preferences of such shares in any class or series. The Board may issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

Nominations Procedures

Shareholders can nominate candidates for election to the Board. However, a shareholder must follow the advance notice procedures provided in Article III, Section 7 of the Bylaws. In general, a shareholder must submit a written notice of such nomination to the Company’s corporate secretary at least 90 days but not more than 120 days prior to a shareholders’ meeting date corresponding to the previous year’s annual meeting of shareholders. The written notice must contain (i) certain information about the proposed nominee(s) and the shareholder proposing the nomination; (ii) a representation that the shareholder is a holder of record entitled to vote at the meeting, intends to hold his or her shares through the date of the meeting, and intends to appear in person or by proxy at the meeting to nominate the nominee(s); (iii) a description of all arrangements or understandings between the shareholder and the nominee(s) and any other person(s) pursuant to which the nomination(s) are to be to made; (iv) any other information about the nominee(s) that would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the consent of the nominee(s) to serve as director.

Properly Brought Business Procedures

Shareholders may propose that business (other than nominations to the Board) be considered at a meeting of shareholders only if, in addition to any other applicable requirements, a shareholder follows the advance notice procedures provided in Article II, Section 9 of the Bylaws. In general, a shareholder must submit a written notice of the proposed business to the Company’s corporate secretary at least 90 days but not more than 120 days prior to a shareholders’ meeting date corresponding to the previous year’s annual meeting of shareholders. The notice must provide (i) a brief description of the proposed business and the reason for conducting such business; (ii) certain information about the shareholder proposing the business; (iii) the class or series (if any) and number of shares owned by the shareholder; (iv) any material interest of the shareholder in the proposed business; and (v) the intent of the shareholder to hold his or her shares through the date of the meeting.

Limitations on Change of Control

Certain provisions of the Articles, the Bylaws, and the MBCA may discourage, delay, or prevent a merger, acquisition, or other change of control, including through a change to the members of the Company’s management. These provisions include:

•	Limitations on removal of directors (Article V, Section 4 of the Articles);

•	Classified Board and Board can appoint vacant and new (resulting from an increase in the number of directors) director positions (Article V of the Articles and Article III of the Bylaws);

•	Advance notice requirements for shareholder proposals and nominations of directors (Article II, Section 9 and Article III, Section 7 of the Bylaws);

•	The ability of the Board to amend the Bylaws (Article IX, Sections 2–3 of the Articles and Article VIII of the Bylaws);

•	The ability of the Board to issue additional common stock or to designate the terms of and issue new series of preferred stock without shareholder approval (Article III, Sections 1–4 of the Articles);

•	Super-majority (70%) voting requirements to amend certain provisions of the Articles and Bylaws, including those relating to director removal, board structure and related matters and advance notice requirements (Article IX of the Articles, Article II, Section 9 of the Bylaws and certain sections of Article III of the Bylaws);

•	Limitations, pursuant to Section 302A.671 of the MBCA, with respect to the voting of shares acquired in a “control share acquisition”; and

•	The prohibition, pursuant to Section 302A.673 of the MBCA, of business combination transactions involving an “interested shareholder” and the Company for a period of four years after such individual or entity becomes an interested shareholder, unless a proscribed approval is obtained; additionally, under certain circumstances, a business transaction with an interested shareholder may require a super-majority (70%) vote of the uninterested shareholders (Article VI of the Articles).

Transfer Agent and Registrar

Wells Fargo Bank, National Association is the transfer agent and registrar for the Company’s common stock.

Listing of Common Stock

The Company’s common stock is listed on the NASDAQ Global Select Market under the symbol “ACAT.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.

/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

Dated: December 2, 2014